UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2025
Keurig Dr Pepper Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 South Avenue, Burlington, Massachusetts 01803
(Address of principal executive offices, including zip code)
781-418-7000
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	KDP	Nasdaq Stock Market LLC

ITEM 5.07. Submission of Matters to a Vote of Security Holders

On June 18, 2025, Keurig Dr Pepper Inc. (the "Company") held its Annual Meeting of Stockholders. The matters voted upon at the Annual Meeting of Stockholders and the results are set forth below:

Proposal 1: Election of Directors

The Company's stockholders approved the election of the following directors to hold office for a one-year term and until their respective successors shall have been duly elected and qualified.

	For	Against	Abstentions	Broker Non-Votes
Timothy Cofer	1,218,452,492	2,725,711	294,246	25,330,686
Robert Gamgort	1,206,194,760	14,963,959	313,731	25,330,686
Oray Boston	1,203,222,090	17,344,990	905,370	25,330,686
Juliette Hickman	1,217,892,425	3,273,742	306,282	25,330,686
Pamela Patsley	1,168,903,899	51,127,240	1,441,310	25,330,686
Debra Sandler	1,191,083,478	29,468,912	920,060	25,330,686
Robert Singer	1,218,086,797	3,049,871	335,782	25,330,686
Mike Van de Ven	1,218,418,318	2,740,427	313,704	25,330,686
Lawson Whiting	1,216,680,001	4,456,302	336,147	25,330,686

Proposal 2: Approval of the Advisory Resolution on Executive Compensation

The Company's stockholders approved the advisory resolution regarding the Company's executive compensation.

For	Against	Abstentions	Broker Non-Votes
1,153,935,594	67,119,808	417,048	25,330,686

Proposal 3: Approval of the Ratification Proposal

The Company's stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

For	Against	Abstentions	Broker Non-Votes
1,242,944,252	3,558,643	300,242	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEURIG DR PEPPER INC.

Dated: June 23, 2025	By:	/s/ Anthony Shoemaker
Anthony Shoemaker
Chief Legal Officer, General Counsel and Secretary